                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                          TIB FINANCIAL CORP ANNOUNCES
                     FOURTH QUARTER AND ANNUAL 2002 EARNINGS


         Key Largo, Fla. (February 26, 2003) -- TIB Financial Corp., (Nasdaq:
TIBB) holding company for TIB Bank of the Keys, today reported net income for the fourth quarter of 2002 of $1,222,130 or $0.30 basic earnings per share, versus net income of $1,121,956 or $0.28 basic earnings per share for the fourth quarter of 2001. On a diluted basis, earnings per share was $0.29 for the quarter compared to $0.27 for the same period in 2001, an increase of 7%.

         Net income for the twelve months ended December 31, 2002, was $4,735,272 or $1.19 basic earnings per share, compared to net income of $3,894,340 or $0.99 basic earnings per share for the year 2001. On a diluted basis, net income per share was $1.14 for the twelve months ended December 31, 2002, compared to $0.95 per share for the same period in 2001, an increase of 20%.

         The increase for 2002 resulted primarily from an increase in net interest income from $17.9 million to $21.0 million, or 17%. This growth is attributed to both solid growth in earning assets and an increase in net interest margin from 4.22% to 4.39%. The principal offset to this increase in income was an increase in other expense from $22.2 million to $25.0 million that was necessary to safely support the growth of the Company.

         As of December 31, 2002, TIB Financial Corp. had total assets of $567.0 million and total deposits of $482.7 million. This represents a 14.8% increase in assets and a 16.1% increase in deposits from December 31, 2001. At December 31, 2001, total assets were $494.0 million and total deposits were $415.7 million.

         "We continue to focus TIB Financial Corp.'s effort on those areas of core banking and related services that most directly affect financial performance. The results in 2002 reflect our ability to balance the requirement of growing reported earnings while making the investments necessary to be successful in new markets" said Edward V. Lett, President and CEO of TIB Financial Corp.

         TIB Bank of the Keys is a wholly owned subsidiary of TIB Financial Corp., and is the largest bank headquartered in Monroe County. TIB Bank has been in operation for 29 years and currently operates nine offices in the Florida Keys, two offices in South Miami-Dade County, and three offices in Naples and Bonita Springs, the newest markets. In addition to its retail and commercial product lines, TIB Bank also provides investment services and government guaranteed lending, as well as merchant bankcard services. A subsidiary of TIB Financial Corp., Keys Insurance Agency, offers a full line of commercial and personal insurance products.

         Copies of TIBB press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found on the Company's website at tibbank.com. For further information, contact Edward V. Lett, President and CEO at
(305) 451-4660.

         Except for historical information contained herein, this news release contains comments or information that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements.

TIB Financial Corp. and Subsidiaries
Consolidated Statements of Income
Unaudited

(in thousands, except per share data)


                                                                                                For the Twelve Months
                                                              For the Quarter Ended                      Ended
                                                                  December 31,                        December 31,

                                                              2002             2001             2002              2001
                                                             ------          -------           -------          --------

Interest income                                              $8,152          $ 7,785           $31,316          $ 33,717
Interest expense                                              2,563            3,159            10,329            15,797
                                                             ------          -------           -------          --------
Net interest income                                           5,589            4,626            20,987            17,920

Provision for loan losses                                       409              519               816             1,124

Other income:
   Service charges on deposit accounts                          615              555             2,240             2,225
   Investment securities gains (losses), net                     75               (3)              218               284
   Merchant bankcard processing income                          965              786             4,387             4,010
   Equity in loss, including goodwill amortization,
       from investment in ERAS JV                                --              (63)               --              (235)
   Commissions on sales by Keys Insurance Agency
                                                                378              326             1,801             1,458
   Gain on sale of government guaranteed loans                    5               42                28                97
   Fees on mortgage loans sold at origination                   505              343             1,583             1,075
   Retail investment services                                    37               26               206               177
   Gain on sale of investment in ERAS JV                        211              820               211               820
   Gain on sale of servicing rights                              --               92                --               255
   Other income                                                 453              230             1,324             1,123
                                                             ------          -------           -------          --------
Total other income                                            3,244            3,154            11,998            11,289
                                                             ------          -------           -------          --------

Other expense:
   Salaries & employee benefits                               3,144            2,306            11,574             9,718
   Net occupancy expense                                      1,001              976             3,933             3,489
   Other expense                                              2,387            2,316             9,463             8,954
                                                             ------          -------           -------          --------
Total other expense                                           6,532            5,598            24,970            22,161
                                                             ------          -------           -------          --------

Income before income tax expense                              1,892            1,663             7,199             5,924

Income tax expense                                              670              541             2,464             2,030

                                                             ------          -------           -------          --------
Net income                                                   $1,222          $ 1,122           $ 4,735          $  3,894
                                                             ------          -------           -------          --------

Basic earnings per share                                     $ 0.30          $  0.28           $  1.19          $   0.99
Diluted earnings per share                                     0.29             0.27              1.14              0.95